Exhibit 99

Colgate Announces 3rd Quarter 2020 Results

NEW YORK--(BUSINESS WIRE)--October 30, 2020--Colgate-Palmolive Company (NYSE:CL)

  Net sales increased 5.5%, Organic sales* increased 7.5%
  GAAP EPS grew 21% to $0.81, Base Business EPS* grew 11% to $0.79
  GAAP Gross profit margin and Base Business Gross profit margin* each increased 220 basis points to 61.2%
  Net cash provided by operations was $2,756 million year to date
  Colgate’s leadership in toothpaste continued with its global market share at 39.9% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.1% year to date
  The Company is providing financial guidance for full year 2020
Third Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2020	2019	Change
Net Sales	$4,153	$3,928	+5.5%
EPS (diluted)	$0.81	$0.67	+21%

Third Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2020	2019	Change
Organic Sales Growth			+7.5%
Base Business EPS (diluted)	$0.79	$0.71	+11%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for third quarter 2020. Noel Wallace, Chairman, President and Chief Executive Officer, commented, “Our performance was strong in the third quarter, with growth accelerating on both the top and bottom lines, despite the many challenges brought on by the COVID-19 pandemic. It is particularly encouraging to see double-digit increases in operating profit, net income and earnings per share.

“Net sales grew 5.5% and organic sales grew 7.5% as we drove volume growth and higher pricing in every division.

“It is rewarding to see the growth strategies we are implementing bear fruit. While we continue to see elevated demand in personal care and home care related to the virus, premium innovation is also driving growth across all of our product categories. We also continue to see strength in eCommerce, led by our Hill’s business.

“The very strong gross margin expansion in the quarter allowed us to invest more behind our brands and provides us with the ability to increase that investment in the balance of the year in support of a very full innovation pipeline.

“Looking ahead, while uncertainty related to the impact of the pandemic still exists, including macroeconomic impacts and government actions to stem the virus, we believe we have better visibility for the balance of the year and therefore we are providing annual financial guidance for 2020."

Full Year 2020 Guidance

Based on current spot rates:

  The Company expects 2020 net sales and organic sales to both be up mid-single digits, with organic sales up at the high end of that range.
  On a GAAP basis, the Company expects gross margin expansion, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company expects gross margin expansion, increased advertising investment and 6% to 7% earnings-per-share growth.

Divisional Performance

The following are comments about divisional performance for third quarter 2020 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Third Quarter Sales Growth By Division (% change 3Q 2020 vs. 3Q 2019)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+6.5%	+5.0%	+3.0%	+1.5%	+3.5%	—%
Latin America	-5.0%	+11.5%	+2.0%	+2.0%	+9.5%	-16.5%
Europe	+17.0%	+3.0%	+12.0%	+2.5%	+0.5%	+4.5%
Asia Pacific	+4.5%	+4.5%	+2.5%	+2.5%	+2.0%	—%
Africa/Eurasia	+2.5%	+12.0%	+6.5%	+5.5%	+6.5%	-10.5%
Hill's	+11.0%	+11.0%	+6.5%	+6.5%	+4.5%	—%

Total Company	+5.5%	+7.5%	+5.0%	+3.0%	+4.5%	-4.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

The impact of the previously disclosed acquisitions of the Filorga skin health business, the joint venture in Nigeria and the Hello oral care business on as reported volume was 2% for Total Company and 9.5%, 1.0% and 1.5% for Europe, Africa/Eurasia and North America, respectively.

Third Quarter Operating Profit By Division ($ in millions)
	3Q 2020	% Change vs 3Q 2019	% to Net Sales	Change in basis points vs 3Q 2019 % to Net Sales
North America	$242	-2%	26.2%	-230
Latin America	$250	6%	29.9%	+320
Europe	$169	10%	23.7%	-150
Asia Pacific	$222	15%	30.7%	+270
Africa/Eurasia	$61	27%	23.9%	+450
Hill's	$196	16%	27.8%	+110

Total Company, As Reported	$1,018	19%	24.5%	+270
Total Company, Base Business*	$1,002	11%	24.1%	+120

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (22% of Company Sales)

  Organic sales growth was led by the United States.
  In the United States, Colgate's share of the toothpaste market is 35.0% year to date and its share of the manual toothbrush market is 40.9% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher overhead expenses, primarily driven by higher logistics costs, increased advertising investment, an inventory write off and higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Latin America (20% of Company Sales)

  Organic sales growth was led by Brazil, Argentina, Mexico and Colombia.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, higher pricing and a value added tax matter in Brazil, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs.

Europe (17% of Company Sales)

  Organic sales growth in France, the Netherlands and Denmark was partially offset by an organic sales decline in the United Kingdom.
  The decrease in Operating profit as a percentage of Net sales was primarily due to increased advertising investment, higher overhead expenses, amortization expense related to the Filorga skin health acquisition and higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and favorable mix.

Asia Pacific (18% of Company Sales)

  Organic sales growth was led by Australia, India, the Philippines and the Greater China region.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company's funding-the-growth initiatives, higher pricing, lower overhead expenses and decreased advertising investment, partially offset by higher raw and packaging material costs.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Russia, South Africa and Turkey.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, higher pricing, lower overhead expenses and decreased advertising investment, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs.

Hill's Pet Nutrition (17% of Company Sales)

  Organic sales growth was led by the United States, Europe, Australia and Canada.
  The increase in Operating profit as a percentage of Net sales was primarily due to lower overhead expenses, cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by increased advertising investment and higher raw and packaging material costs.

Webcast Information

At 8:30 a.m. ET today, Colgate will host a conference call regarding third quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition and reaching more than 200 countries and territories, Colgate teams are developing and selling health and hygiene products and pet nutrition offerings essential to society through brands such as Colgate, Palmolive, elmex, meridol, Tom’s of Maine, hello, Sorriso, Speed Stick, Softsoap, Irish Spring, Protex, Sanex, Filorga, eltaMD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. Colgate seeks to deliver sustainable, profitable growth and superior shareholder returns and to provide Colgate people with an innovative and inclusive work environment. Colgate does this by developing and selling products globally that make people’s lives healthier and more enjoyable and by embracing its sustainability, diversity, equity and inclusion and social responsibility strategies across the organization. For more information about Colgate’s global business, its efforts to improve the oral health of children through its Bright Smiles, Bright Futures program and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges and benefits resulting from the Global Growth and Efficiency Program, a charge related to U.S. tax reform, acquisition-related costs and a benefit related to a recent reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure being implemented within one of the Company's divisions.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2020 versus 2019 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2020 and 2019 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2020 and 2019 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020	2019

Net sales	$4,153	$3,928

Cost of sales	1,613	1,612

Gross profit	2,540	2,316

Gross profit margin	61.2%	59.0%

Selling, general and administrative expenses	1,518	1,429

Other (income) expense, net	4	31

Operating profit	1,018	856

Operating profit margin	24.5%	21.8%

Non-service related postretirement costs	15	27

Interest (income) expense, net	36	35

Income before income taxes	967	794

Provision for income taxes	222	167

Effective tax rate	23.0%	21.0%

Net income including noncontrolling interests	745	627

Less: Net income attributable to noncontrolling interests	47	49

Net income attributable to Colgate-Palmolive Company	$698	$578

Earnings per common share
Basic	$0.81	$0.67
Diluted	$0.81	$0.67

Supplemental Income Statement Information
Average common shares outstanding
Basic	859.0	858.7
Diluted	861.8	861.2

Advertising	$476	$423

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020	2019

Net sales	$12,147	$11,678

Cost of sales	4,773	4,767

Gross profit	7,374	6,911

Gross profit margin	60.7%	59.2%

Selling, general and administrative expenses	4,386	4,163

Other (income) expense, net	72	125

Operating profit	2,916	2,623

Operating profit margin	24.0%	22.5%

Non-service related postretirement costs	56	79

Interest (income) expense, net	107	113

Income before income taxes	2,753	2,431

Provision for income taxes	585	586

Effective tax rate	21.2%	24.1%

Net income including noncontrolling interests	2,168	1,845

Less: Net income attributable to noncontrolling interests	120	121

Net income attributable to Colgate-Palmolive Company	$2,048	$1,724

Earnings per common share
Basic(1)	$2.39	$2.00
Diluted(1)	$2.38	$2.00

Supplemental Income Statement Information
Average common shares outstanding
Basic	857.7	860.1
Diluted	859.5	862.4

Advertising	$1,399	$1,268

Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2020, December 31, 2019 and September 30, 2019

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2020	2019	2019
Cash and cash equivalents	$989	$883	$948
Receivables, net	1,292	1,440	1,495
Inventories	1,578	1,400	1,371
Other current assets	508	456	535
Property, plant and equipment, net	3,506	3,750	3,689
Goodwill	3,711	3,508	3,532
Other intangible assets, net	2,838	2,667	2,535
Other assets	1,044	930	921
Total assets	$15,466	$15,034	$15,026

Total debt	$7,236	$7,847	$8,151
Other current liabilities	4,216	3,524	3,726
Other non-current liabilities	2,941	3,105	2,975
Total liabilities	14,393	14,476	14,852
Total Colgate-Palmolive Company shareholders’ equity	653	117	(324)
Noncontrolling interests	420	441	498
Total liabilities and equity	$15,466	$15,034	$15,026

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,167	$6,941	$7,094
Working capital % of sales	(5.7)%	(1.6)%	(2.8)%

Note:
(1) Marketable securities of $80, $23 and $109 as of September 30, 2020, December 31, 2019 and September 30, 2019, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2020 and 2019

(Dollars in Millions) (Unaudited)

	2020	2019
Operating Activities
Net income including noncontrolling interests	$2,168	$1,845
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	400	386
Restructuring and termination benefits, net of cash	(66)	11
Stock-based compensation expense	85	83
Deferred income taxes	(124)	79
Voluntary benefit plan contributions	—	(113)
Cash effects of changes in:
Receivables	62	(65)
Inventories	(214)	(69)
Accounts payable and other accruals	468	(52)
Other non-current assets and liabilities	(23)	58
Net cash provided by operations	2,756	2,163

Investing Activities
Capital expenditures	(249)	(226)
Purchases of marketable securities and investments	(109)	(152)
Proceeds from sale of marketable securities and investments	42	14
Payment for acquisitions, net of cash acquired	(352)	(1,711)
Net cash used in investing activities	(668)	(2,075)

Financing Activities
Principal payments on debt	(3,269)	(4,184)
Proceeds from issuance of debt	2,500	6,008
Dividends paid	(1,162)	(1,140)
Purchases of treasury shares	(578)	(1,024)
Proceeds from exercise of stock options	640	490
Purchases of non-controlling interests in subsidiaries	(99)	—
Net cash provided by (used in) financing activities	(1,968)	150

Effect of exchange rate changes on Cash and cash equivalents	(14)	(16)
Net increase (decrease) in Cash and cash equivalents	106	222
Cash and cash equivalents at beginning of the period	883	726
Cash and cash equivalents at end of the period	$989	$948

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,756	$2,163
Less: Capital expenditures	(249)	(226)
Free cash flow before dividends	$2,507	$1,937

Income taxes paid	$606	$669

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2020 and 2019

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Sales
Oral, Personal and Home Care

North America	$923	$869	$2,801	$2,568
Latin America	837	881	2,531	2,700
Europe	712	607	2,004	1,798
Asia Pacific	722	690	1,980	2,035
Africa/Eurasia	255	248	736	732

Total Oral, Personal and Home Care	3,449	3,295	10,052	9,833

Pet Nutrition	704	633	2,095	1,845

Total Net Sales	$4,153	$3,928	$12,147	$11,678

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Profit
Oral, Personal and Home Care

North America	$242	$248	$753	$750
Latin America	250	235	728	718
Europe	169	153	482	452
Asia Pacific	222	193	559	557
Africa/Eurasia	61	48	174	141

Total Oral, Personal and Home Care	944	877	2,696	2,618

Pet Nutrition	196	169	588	501
Corporate(1)	(122)	(190)	(368)	(496)

Total Operating Profit	$1,018	$856	$2,916	$2,623

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended September 30, 2020 included benefits of $16 resulting from the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the three months ended September 30, 2019 included charges of $26 resulting from the Global Growth and Efficiency Program, which ended on December 31, 2019, and acquisition-related costs of $18.

Corporate Operating profit (loss) for the nine months ended September 30, 2020 included a charge for acquisition-related costs of $6 and benefits of $16 resulting from the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the nine months ended September 30, 2019 included charges of $94 resulting from the Global Growth and Efficiency Program, which ended on December 31, 2019, and acquisition-related costs of $18.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2020 vs. 2019

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company(1)	5.5%	7.5%	5.0%	3.0%	4.5%	(4.0)%

North America(1)	6.5%	5.0%	3.0%	1.5%	3.5%	—%

Latin America	(5.0)%	11.5%	2.0%	2.0%	9.5%	(16.5)%

Europe(1)	17.0%	3.0%	12.0%	2.5%	0.5%	4.5%

Asia Pacific	4.5%	4.5%	2.5%	2.5%	2.0%	—%

Africa/Eurasia(1)	2.5%	12.0%	6.5%	5.5%	6.5%	(10.5)%

Total CP Products(1)	4.5%	6.5%	4.5%	2.0%	4.5%	(4.5)%

Hill’s	11.0%	11.0%	6.5%	6.5%	4.5%	—%

Emerging Markets(2)	(1.0)%	8.5%	2.5%	2.5%	6.0%	(9.5)%

Developed Markets(2)	12.0%	6.5%	7.0%	3.5%	3.0%	2.0%

Notes:
(1) The impact of the previously disclosed acquisitions of the Filorga skin health business, the joint venture in Nigeria and the Hello oral care business on as reported volume was 2% for Total Company and 1.5%, 9.5%, 1.0% and 2.5% for North America, Europe, Africa/Eurasia and Total CP Products, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe. The impact of the previously disclosed acquisitions of the Filorga skin health business, the joint venture in Nigeria and the Hello oral care business on as reported volume was 0.0% for Emerging Markets and 3.5% for Developed Markets.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2020 and 2019

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company(1)	4.0%	6.5%	5.5%	3.5%	3.0%	(4.5)%

North America(1)	9.0%	8.0%	8.5%	7.0%	1.0%	(0.5)%

Latin America	(6.0)%	8.5%	0.5%	0.5%	8.0%	(14.5)%

Europe(1)	11.5%	2.5%	12.0%	3.0%	(0.5)%	—%

Asia Pacific	(2.5)%	(1.0)%	(3.0)%	(3.0)%	2.0%	(1.5)%

Africa/Eurasia(1)	0.5%	7.5%	5.5%	4.0%	3.5%	(8.5)%

Total CP Products(1)	2.0%	5.5%	4.5%	2.5%	3.0%	(5.5)%

Hill’s	13.5%	14.5%	10.0%	10.0%	4.5%	(1.0)%

Emerging Markets(2)	(4.5)%	4.5%	(0.5)%	(0.5)%	5.0%	(9.0)%

Developed Markets(2)	12.0%	9.0%	10.5%	7.5%	1.5%	—%

Notes:
(1) The impact of the previously disclosed acquisitions of the Filorga skin health business, the joint venture in Nigeria and the Hello oral care business on as reported volume was 2.0% for Total Company and 1.5%, 9.0%, 1.5% and 2.0% for North America, Europe, Africa/Eurasia and Total CP Products, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe. The impact of the previously disclosed acquisitions of the Filorga skin health business, the joint venture in Nigeria and the Hello oral care business on as reported volume was 0.0% for Emerging Markets and 3.0% for Developed Markets.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2020	2019
Gross profit, GAAP	$2,540	$2,316
Global Growth and Efficiency Program	—	1
Gross profit, non-GAAP	$2,540	$2,317

			Basis Point
Gross Profit Margin	2020	2019	Change
Gross profit margin, GAAP	61.2%	59.0%	220
Global Growth and Efficiency Program	—%	—%
Gross profit margin, non-GAAP	61.2%	59.0%	220

Selling, General and Administrative Expenses	2020	2019
Selling, general and administrative expenses, GAAP	$1,518	$1,429
Global Growth and Efficiency Program (1)	3	(28)
Selling, general and administrative expenses, non-GAAP	$1,521	$1,401

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2020	2019	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.6%	36.4%	20
Global Growth and Efficiency Program	—%	(0.7)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.6%	35.7%	90

Other (Income) Expense, Net	2020	2019
Other (income) expense, net, GAAP	$4	$31
Global Growth and Efficiency Program (1)	13	3
Acquisition-related costs	—	(18)
Other (income) expense, net, non-GAAP	$17	$16

Operating Profit	2020	2019	% Change
Operating profit, GAAP	$1,018	$856	19%
Global Growth and Efficiency Program (1)	(16)	26
Acquisition-related costs	—	18
Operating profit, non-GAAP	$1,002	$900	11%

			Basis Point
Operating Profit Margin	2020	2019	Change
Operating profit margin, GAAP	24.5%	21.8%	270
Global Growth and Efficiency Program (1)	(0.4)%	0.7%
Acquisition-related costs	—%	0.4%
Operating profit margin, non-GAAP	24.1%	22.9%	120

Non-Service Related Postretirement Costs	2020	2019
Non-service related postretirement costs, GAAP	$15	$27
Global Growth and Efficiency Program	—	(1)
Non-service related postretirement costs, non-GAAP	$15	$26

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$967	$222	$745	$698	23.0%	$0.81
Global Growth and Efficiency Program (1)	(16)	(3)	(13)	(13)	—%	(0.02)
Non-GAAP	$951	$219	$732	$685	23.0%	$0.79

	2019
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$794	$167	$627	$578	21.0%	$0.67
Global Growth and Efficiency Program	27	5	22	22	(0.1)%	0.03
Acquisition-related costs	18	4	14	14	0.1%	0.01
Non-GAAP	$839	$176	$663	$614	21.0%	$0.71

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) During the three months ended September 30, 2020, the Company adjusted the accrual balances related to certain projects approved prior to the conclusion of the Global Growth and Efficiency Program, which ended on December 31, 2019, resulting in a reduction of $16 ($13 aftertax). No new restructuring projects were approved for implementation during the nine months ended September 30, 2020.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2020	2019
Gross profit, GAAP	$7,374	$6,911
Acquisition-related costs	4	—
Global Growth and Efficiency Program	—	9
Gross profit, non-GAAP	$7,378	$6,920

			Basis Point
Gross Profit Margin	2020	2019	Change
Gross profit margin, GAAP	60.7%	59.2%	150
Global Growth and Efficiency Program	—%	0.1%
Gross profit margin, non-GAAP	60.7%	59.3%	140

Selling, General and Administrative Expenses	2020	2019
Selling, general and administrative expenses, GAAP	$4,386	$4,163
Global Growth and Efficiency Program (1)	3	(42)
Selling, general and administrative expenses, non-GAAP	$4,389	$4,121

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2020	2019	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.1%	35.6%	50
Global Growth and Efficiency Program	—%	(0.3)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.1%	35.3%	80

Other (Income) Expense, Net	2020	2019
Other (income) expense, net, GAAP	$72	$125
Global Growth and Efficiency Program (1)	13	(43)
Acquisition-related costs	(2)	(18)
Other (income) expense, net, non-GAAP	$83	$64

Operating Profit	2020	2019	% Change
Operating profit, GAAP	$2,916	$2,623	11%
Global Growth and Efficiency Program (1)	(16)	94
Acquisition-related costs	6	18
Operating profit, non-GAAP	$2,906	$2,735	6%

			Basis Point
Operating Profit Margin	2020	2019	Change
Operating profit margin, GAAP	24.0%	22.5%	150
Global Growth and Efficiency Program (1)	(0.1)%	0.8%
Acquisition-related costs	—%	0.1%
Operating profit margin, non-GAAP	23.9%	23.4%	50

Non-Service Related Postretirement Costs	2020	2019
Non-service related postretirement costs, GAAP	$56	$79
Global Growth and Efficiency Program	—	(4)
Non-service related postretirement costs, non-GAAP	$56	$75

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$2,753	$585	$2,168	$2,048	21.2%	$2.38
Global Growth and Efficiency Program (1)	(16)	(3)	(13)	(13)	—%	(0.02)
Subsidiary and operating structure initiatives	—	71	(71)	(71)	2.7%	(0.08)
Acquisition-related costs	6	2	4	4	—%	0.01
Non-GAAP	$2,743	$655	$2,088	$1,968	23.9%	$2.29

	2019
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$2,431	$586	$1,845	$1,724	24.1%	$2.00
Global Growth and Efficiency Program	98	23	75	75	—%	0.09
U.S. tax reform	18	4	14	14	—%	0.01
Non-GAAP	$2,547	$613	$1,934	$1,813	24.1%	$2.10

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) During the nine months ended September 30, 2020, the Company adjusted the accrual balances related to certain projects approved prior to the conclusion of the Global Growth and Efficiency Program, which ended on December 31, 2019, resulting in a reduction of $16 ($13 aftertax). No new restructuring projects were approved for implementation during the nine months ended September 30, 2020.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291